Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-69145, 333-75993, 333-64795, 333-04161, 33-49872, 33-06129, 333-69147, 333-38178, 333-38184, 333-50516, 333-19335-01, 333-86534 and 333-86530, Registration Statement on Form S-3 No. 333-112142 and Registration Statements on Form S-4 Nos. 333-112143 and 333-92029 of Newmont Mining Corporation of our reports dated February 27, 2004 related to the financial statements of Newmont Mining Corporation and Nusa Tenggara Partnership V.O.F. which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

March 15, 2004